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                                                                   EXHIBIT 99.1

                                               [BAKER HUGHES LOGO APPEARS HERE]

NEWS RELEASE

Contact:                                            Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039                                 P.O. Box 4740
gary.flaharty@bakerhughes.com                       Houston, Texas 77210-4740
Kyle J. Leak (713) 439-8042
kyle.leak@bakerhughes.com

Baker Hughes Interest in Petreco International


HOUSTON, Texas - January 28, 2004. Baker Hughes Incorporated (BHI - NYSE, PCX,
EBS) acknowledged today the announcement by Cooper Cameron Corporation regarding a letter of intent to acquire Petreco International. Baker Hughes has a minority interest in Petreco. The company does not believe the transaction, if closed, will be material to Baker Hughes' financial condition or results of operations.

(c)      Forward-Looking Statements

This news release (and oral statements made regarding the subjects of this release) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," and similar expressions are intended to identify forward-looking statements. The Company's expectations with regard to the impact of this transaction are subject to various factors and conditions. The Company assumes no obligation to update any of the information referenced in this news release. There are many risks and uncertainties that could cause actual results to differ materially.


Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.



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                       NOT INTENDED FOR BENEFICIAL HOLDERS


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